Exhibit 24.1

POWER OF ATTORNEY

Domtar Corporation

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby make, constitute and appoint each of Zygmunt Jablonski and Razvan Theodoru with full power to act as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of Domtar Corporation (the “Company”), the Registration Statement of the Company on Form S-3 (the “Registration Statement”), including a prospectus and any exhibits to such registration statement and any and all amendments or supplements (including any and all post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

[the remainder of this page has been intentionally left blank]

Signature	Title	Date

/s/ John D. Williams John D. Williams	President and Chief Executive Officer (Principal Executive Officer), and Director	May 1, 2012

/s/ Daniel Buron Daniel Buron	Senior Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 1, 2012

/s/ Harold H. MacKay Harold H. MacKay	Chairman of the Board and Director	May 1, 2012

/s/ Jack C. Bingleman Jack C. Bingleman	Director	May 1, 2012

/s/ Louis P. Gignac Louis P. Gignac	Director	May 1, 2012

/s/ Brian M. Levitt Brian M. Levitt	Director	May 1, 2012

/s/ David G. Maffucci David G. Maffucci	Director	May 1, 2012

/s/ Robert J. Steacy Robert J. Steacy	Director	May 1, 2012

/s/ Pamela B. Strobel Pamela B. Strobel	Director	May 1, 2012

/s/ Denis Turcotte Denis Turcotte	Director	May 1, 2012

2